                                                                    EXHIBIT 10.4
                                                                    ------------



                       FORM OF C TERM NOTE - FIXED RATE
                       --------------------------------

$________                                                     New York, New York

                                                              ________ ___, ___

          FOR VALUE RECEIVED, MJD COMMUNICATIONS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of CoBank, ACB (the "Lender"), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) initially located at 130 Liberty Street, New York, New York 10006, the principal sum of ___________ DOLLARS ($________), which aggregate amount shall be payable as provided on Schedule I hereto. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement referred to below.

          The Borrower also promises to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1 of this Note. All payments of principal, interest and all other amounts due under this Note shall be made in the manner provided in Section 3.03 of the Agreement referred to below.

          This Note is one of the C Term Notes-Fixed Rate referred to in the Credit Agreement, dated as of March 30, 1998, among the Borrower, the lenders from time to time party thereto (including the Lender), NationsBank of Texas, N.A., as Syndication Agent, and Bankers Trust Company, as Administrative Agent (as amended, amended and restated, modified or supplemented from time to time, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured equally and ratably with all other Notes issued pursuant to the Agreement and is subject to voluntary prepayment as set forth in Section 2 below.

          In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be or become due and payable in the manner and with the effect provided in the Agreement.

          SECTION 1.  Interest.  During the period commencing on the Closing
                      --------
Date and ending on the FRE Date identified on Schedule I* hereto (the "Fixed Rate Period"), interest shall accrue on the unpaid principal amount of this Note at a rate of ________ percent (____%) per annum and shall be payable quarterly in arrears on the last Business Day of each March, June, September and December commencing on June 30, 1998 and on any

--------------
* There is no Schedule I to the Form of C Term Note - Fixed Rate.
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                                                                     EXHIBIT B-3
                                                                          Page 2

prepayment, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand. From and after the FRE Date, interest shall be payable on this Note as provided in the Agreement for Eurodollar Loans and/or Base Rate Loans as the Loans evidenced hereby shall be maintained from time to time.

          SECTION 2.  Voluntary Prepayment.  During the Fixed Rate Period, the
                      --------------------
Borrower may, on one Business Day's prior notice, prepay in full, but not in part, the outstanding principal balance of this Note. Notwithstanding the foregoing, the Borrower's right to prepay shall be conditioned upon the payment of a surcharge as defined and calculated below (the "Surcharge") on the date such prepayment is made. The Surcharge shall be an amount equal to the sum of:
(a) the present value of any funding losses incurred or imputed by CoBank to be incurred as a result of such prepayment, plus, (b) .5% of the amount prepaid.
                                         ----
Such Surcharge, including the amount of any funding losses incurred by CoBank, shall be determined and calculated in accordance with methodology established by CoBank and notified in writing to the Borrower. After the FRE Date, this Note may be prepaid as provided in the Agreement.

          SECTION 3. Application of Mandatory Prepayments.  All mandatory
                     ------------------------------------
prepayments of Term Loans required pursuant to Section 3.02(A)(c) through (g) of the Agreement that are to be applied to the C Term Loans-Fixed Rate (x) will first be applied to those C Term Loans-Fixed Rate as to which the FRE Date has occurred (all in accordance with the Agreement) and (y) to the extent (after giving effect to all payments under clause (x)) such prepayments are to be applied to C Term Loans-Fixed Rate as to which the FRE Date has not occurred, such prepayment amount shall, unless otherwise agreed by the Borrower and CoBank, be allocated among the outstanding principal amounts of such C Term Loans-Fixed Rate, as determined by CoBank. To the extent any such prepayment is applied to the outstanding principal balance of this Note during the Fixed Rate Period, a Surcharge shall be payable in connection with such prepayment.

          SECTION 4.  Application of Scheduled Repayments.  Each Scheduled
                      -----------------------------------
Repayment of C Term Loans-Fixed Rate made by the Borrower shall be allocated to this Note in accordance with the repayment schedule set forth on Schedule I* hereto.

          SECTION 5.  Waiver.  The Borrower hereby waives presentment, demand,
                      ------
protest or notice of any kind in connection with this Note.

          SECTION 6.  Governing Law.  THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE
                      -------------
WITH AND BE GOVERNED BY

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* There is no Schedule I to the Form of C Term Note - Fixed Rate

                                                                     EXHIBIT B-3
                                                                          Page 3

THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF
LAWS.


                                   MJD COMMUNICATIONS, INC.



                                   By___________________________
                                        Name:
                                        Title: